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                                                                   EXHIBIT 10.28
                                                                   -------------


                          TECHNOLOGY LICENSE AGREEMENT
                          ----------------------------

     This Agreement is between O'Donnell Eye Center, Incorporated, a Missouri corporation, having a place of business at 709 The Hamptons, Town & Country, Missouri 63017-5901 ("OECI") and BIOLASE Technology, Inc., a Delaware corporation having a place of business at 981 Calle Amanecer, San Clemente, CA 92673 ("BIOLASE"), and shall be effective as of July 2, 1998 ("the Effective Date").

1. GENERAL

   1.1. OECI is the owner by assignment of a certain new and useful "Laser Apparatus and Method for Subsurface Cutaneous Treatment" which is disclosed and claimed in a pending United States patent application Serial No. 09/015,993, filed on January 30, 1998, together with the know-how ancillary thereto ("the KNOW-HOW"), (collectively "the TECHNOLOGY").

   1.2. BIOLASE desires to acquire from OECI the exclusive worldwide rights to make, use, import, offer for sale, and sell throughout the world products embodying the TECHNOLOGY ("PRODUCTS") for use solely for laser treatment in the field of aesthetic "skin rejuvenation" as it now exist and as it may exist in the future, including but not limited to wrinkle reduction, reduction of rhytides, increased skin tone, promotion of new collagen formation, and reduction of striae applicable to aesthetic skin rejuvenation ("the FIELD OF USE").

   1.3. OECI is willing to grant to BIOLASE the exclusive worldwide rights to make, use, import, offer for sale, and sell PRODUCTS throughout the world for use solely in the FIELD OF USE, subject to the terms and conditions stated in this Agreement.

2. GRANT OF LICENSE

   2.1. In consideration of the issuance by BIOLASE to OECI of 50,000 shares of BIOLASE's common stock, $0.001 par value ("the Shares"), OECI hereby grants to BIOLASE, and BIOLASE accepts, the exclusive right in perpetuity to make, use, import, offer for sale, and sell PRODUCTS throughout the LICENSED TERRITORY for use solely in the FIELD OF USE, under the terms and conditions stated in this Agreement. As used herein, "LICENSED TERRITORY" means the entire world, encompassing all its continents and oceans, regardless of whether patent rights exist and are enforceable at the time of execution of this Agreement, or shall mature and become enforceable during the term of this Agreement, in all of the nations in which BIOLASE intends to exercise the rights granted to it under this Agreement.

   2.2. BIOLASE shall have the right to grant sublicenses to third parties for the manufacture, use, import, export, offer for sale or sale of PRODUCTS or essential components thereof in the LICENSED TERRITORY for use solely in the FIELD OF USE according to BIOLASE's best judgment as to how the licensed products may be made, sold and generally commercialized most efficiently, provided the sublicensees, if any, accept and abide by all obligations under this Agreement.

   2.3. BIOLASE shall mark all licensed products for sale in the LICENSED TERRITORY in accordance with the statutes of the United States and/or the countries where PRODUCTS are sold relating to marking and labeling of medical devices and to marking patented products. BIOLASE shall also mark and label PRODUCTS "For use only in laser treatment for the purpose of wrinkle reduction, reduction of rhytides, increased skin tone, promotion of new collagen formation, and reduction of striae applicable to aesthetic skin rejuvenation."

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   2.4.  BIOLASE may assign its rights and obligations under this Agreement as part of a transfer of all or substantially all of BIOLASE's entire business in the PRODUCTS. In all other cases, BIOLASE shall obtain, in advance, the approval of OECI of an assignment of BIOLASE's rights and obligations under this Agreement to a third party, which approval shall not be unreasonably withheld by OECI. BIOLASE shall also obtain the agreement of an approved assignee to abide by all the terms and conditions of this Agreement.

   2.5. Nothing in this Agreement shall be construed as obligating OECI or any of its officers, directors or employees to provide consulting services in connection with the KNOW-HOW to BIOLASE.

3. GRANTS, REPORTS, AND PAYMENTS

   3.1. (a) OECI understands that the Shares have been issued to OECI pursuant to an exemption under the Securities Act of 1933, as amended ("the Securities Act") and, accordingly, that the Shares are "restricted" securities as defined in the Securities Act and therefore may not be sold or otherwise transferred unless registered under the Securities Act or an exemption from such registration is available. BIOLASE at its expense will, within forty-five (45) days following the Effective Date, prepare and file and will thereafter prosecute diligently to effectiveness a registration statement under the Securities Act, which registration statement shall provide for the resale of the Shares. BIOLASE shall also prepare and file such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to maintain the effectiveness of such registration statement and to make available a prospectus meeting the requirements of the Securities Act on as continuous a basis as practicable for two years following the Effective Date or until such earlier date as counsel for both the holder of the Shares and BIOLASE concur that all such Shares may be immediately sold pursuant to Rule 144 issued under the Securities Act.

         (b) OECI and its shareholders shall cooperate fully with BIOLASE in the preparation of such registration statement and shall respond promptly and accurately to all reasonable requests from BIOLASE for information for inclusion in or otherwise related to such registration statement.

         (c) In connection with the registration of Shares pursuant to this
         Section 3.1, BIOLASE shall indemnify OECI, its affiliates and its shareholders against all losses, claims, damages, expenses and liabilities caused by or arising out of any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented) relating to such registration statement, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made, unless such statement or omission was made in reliance upon and in conformity with information furnished to BIOLASE by OECI, specifically for use therein. OECI shall indemnify BIOLASE and its officers, directors, stockholders and other persons controlling, controlled by or under common control with BIOLASE with respect to losses, claims, damages, expenses and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented) relating to such registration statement, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made to the extent such statement or omission was made in reliance upon and in conformity with information furnished by OECI to BIOLASE specifically for use in such registration statement or prospectus.

         (d) If the indemnification provided for in this Section 3.1 is unavailable to an indemnified party in

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     respect to any losses, claims, damages, liabilities or expenses referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect their relative fault in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault shall be determined by reference to, among other things, who supplied the information to which the untrue or alleged untrue statement of a material facts or the omission or alleged omission to state a material fact relates and the parties' relative intent, knowledge, access to information and opportunity to correct such statement or omission.

3.2. (a) OECI has filed in the United States such patent applications for the TECHNOLOGY ("the U.S. Applications") as OECI deems necessary to protect the TECHNOLOGY in the United States. OECI shall diligently prosecute the U.S. Applications, using Gregory J. Lavorgna, Esq. of Seidel, Gonda Lavorgna and Monaco, P.C., 2 Penn Center Plaza, Suite 1800, Philadelphia, PA 19102 ("Counsel"). OECI shall cause such Counsel to timely notify BIOLASE in writing of all costs and fees, including attorneys fees and costs, required in connection with the U.S. Applications. BIOLASE shall promptly pay directly to OECI's Counsel, upon demand, all such costs and fees, including reasonable attorneys fees and costs, in connection with the U.S. Applications from the Effective Date of this Agreement.

     (b) Within fifty (50) days from the Effective Date of this Agreement, BIOLASE shall provide OECI with a list of countries outside the United States in which BIOLASE wishes to seek patent coverage ("the BIOLASE Foreign Applications List"). OECI shall promptly prepare and file patent applications in each country on the BIOLASE Foreign Applications List ("the BIOLASE Foreign Applications"). OECI shall diligently prosecute the BIOLASE Foreign Applications, using OECI's Counsel. OECI shall cause such Counsel to timely notify BIOLASE in writing of all costs and fees, including attorney's fees and costs, required in connection with the BIOLASE Foreign Applications. BIOLASE shall promptly pay directly to OECI's Counsel, upon demand, all such costs and fees, including reasonable attorneys fees and costs, incurred by OECI in connection with the BIOLASE Foreign Applications from the Effective Date of this Agreement.

     (c) Upon receipt of the BIOLASE Foreign Applications List, OECI shall review the same and shall provide to BIOLASE a list of additional countries, if any, in which OECI wishes to seek patent coverage ("the OECI Foreign Applications List"). BIOLASE shall, within twenty (20) working days of receipt of the OECI Foreign Applications List, indicate its intention to transfer a country listed on the OECI Foreign Applications List to the BIOLASE Foreign Applications List. For each country transferred from the OECI Foreign Applications List to the BIOLASE Applications List, OECI shall promptly prepare and file patent applications in each such country and shall diligently prosecute such applications, using OECI's Counsel, and BIOLASE shall promptly upon demand from OECI reimburse OECI for all costs and fees, including attorneys fees and costs, incurred by OECI in connection with such applications from the Effective Date of this Agreement. OECI shall bear all costs and fees, including reasonable attorneys fees and costs, in connection with the preparation, filing, and prosecution of patent applications in all countries listed solely on the OECI Foreign Applications List.

     (d) BIOLASE shall have no rights to make, use, import, offer for sale or sell PRODUCTS embodying the TECHNOLOGY in the countries listed solely on the OECI Foreign Applications List and in which OECI shall have filed and prosecuted patent applications. However, OECI shall not have the right to make, use, import, offer for sale or sell or license a third party to make, use, import, offer for sale or sell, PRODUCTS embodying the TECHNOLOGY in the FIELD of USE and BIOLASE shall have the option to obtain rights to the TECHNOLOGY in a country listed solely on the OECI Foreign Applications List upon satisfaction of the following conditions:

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               BIOLASE shall notify OECI in writing of its intent to exercise the option and shall pay to OECI an amount equal to one hundred fifty percent (150%) of all costs and fees, including attorneys fees and costs, actually incurred by OECI from the Effective Date of this Agreement in connection with the preparation, filing, and prosecution of patent applications in such country. In the event OECI shall have licensed a third party in such country before BIOLASE shall have exercised its option under this subparagraph 3.2(d), and such third party shall have paid all costs and fees, including attorneys fees and costs, incurred by OECI in connection with the preparation, filing, and prosecution of patent applications in such country, then BIOLASE shall notify OECI in writing of its intent to exercise the option, but shall not be required to pay to OECI costs and fees associated with the patent applications in such country.

     Nothing in this Agreement shall preclude BIOLASE from exercising any rights it may have pursuant to this Agreement in countries listed on neither the BIOLASE Foreign Applications List nor the OECI Foreign Applications List, or in which no patents are granted on the TECHNOLOGY.

3.3. In the event that no U.S. patent issues which covers the TECHNOLOGY, or in the event that a court of competent jurisdiction shall enter a final judgment that the TECHNOLOGY infringes the valid patent rights of a third party, from which judgment no appeal has been or can be taken, OECI shall not have any obligation at any time to return the Shares of BIOLASE stock.

3.4. OECI shall not grant rights in and to the TECHNOLOGY to any third party which would infringe upon, restrict or otherwise impair the rights granted to BIOLASE hereunder. However, nothing in this Agreement shall prevent OECI from using, licensing, or otherwise exploiting the TECHNOLOGY outside the FIELD OF USE.

4. REGULATORY APPROVAL

   4.1. BIOLASE shall bear the sole responsibility and expense for securing regulatory approval for the sale and use of PRODUCTS in the LICENSED TERRITORY as may be required by law.

5. REPRESENTATIONS AND WARRANTIES OF OECI; INDEMNITIES BY OECI

   5.1. OECI hereby represents and warrants to BIOLASE that OECI is the owner of the entire right, title and interest in or otherwise has the right to use the TECHNOLOGY free and clear of all liens and security interests.

   5.2. All pending applications pertaining to the TECHNOLOGY ("the Applications") have been properly made and filed and all annuity, maintenance, renewal and other fees relating to the Applications are current.

  5.3. Neither Terry A. Fuller nor Francis E. O'Donnell, Jr., is aware of (i) any reason why the TECHNOLOGY would be deemed to be invalid, unenforceable, or not in good standing, or (ii) any equitable defenses to enforcement based on any act or omission of OECI.

  5.4. No actions or other judicial or adversary proceedings concerning the TECHNOLOGY have been threatened and, to OECI's Knowledge (which means the actual knowledge of Terry A. Fuller and Francis E. O'Donnell, Jr.), no such action or proceeding is threatened.

  5.5. To OECI's Knowledge, (i) OECI has the right to use the TECHNOLOGY in its business, and (ii)

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        such use does not conflict with, infringe upon, or violate any rights of any other person.

  5.6. There are no outstanding disputes or other disagreements with respect to the TECHNOLOGY, and to OECI's knowledge no such disputes or disagreements are threatened.

  5.7. All of OECI's representations and warranties herein shall expire 24 months after the Effective Date.

  5.8 OECI has the corporate power to enter into this Agreement and all agreements contemplated hereunder, and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the performance of OECI's obligations hereunder have been duly authorized by the directors of OECI, and no other corporate proceedings on the part of OECI are necessary to authorize such execution, delivery, and performance.

  5.9 This Agreement has been duly executed by OECI and constitutes a valid and legally binding obligation of OECI, enforceable against OECI in accordance with the terms hereof.

  5.10 OECI is an "accredited investor", as defined in Rule 501 of Regulation D because each of its shareholders (Francis O'Donnell and Terry A. Fuller) is an "accredited investor", and is acquiring the Shares for OECI's own account and not for the account or benefit of any other person. The Shares are being acquired by OECI for investment and not with a view to the distribution or resale thereof, except as permitted by the Securities Act of 1933 and other applicable securities laws.

        By reason of the business and financial experience of OECI, its affiliates and the persons OECI has retained to advise it with respect to the transactions contemplated by this Agreement, none of whom are directly indirectly affiliated with or compensated by BIOLASE, OECI has such knowledge, sophistication and experience in business and financial matters to enable OECI to evaluate the merits and risks of the acquisition of Shares.

        OECI has carefully reviewed and considered (i) BIOLASE's Annual Report on Form 10'K for the year ended December 31, 1997, (ii) BIOLASE's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998,
        (iii) BIOLASE's proxy statement dated April 20, 1998 for its Annual Meeting of Stockholders held on May 19, 1998 and (iv) BIOLASE's Private Placement Memorandum dated April 21, 1998, receipt of each of which is hereby acknowledged, and understands and has evaluated the risks of an acquisition of Shares, including without limitation the risks set forth in the Memorandum under "Risk Factors". Except as indicated in the next sentence, OECI has relied on no information supplied by or on behalf of BIOLASE other than the information contained in the above-referenced Reports, proxy statement and the Memorandum. OECI confirms that it has been given the opportunity to ask questions of BIOLASE and its management concerning BIOLASE and the Shares, and OECI has received satisfactory written responses to all such questions, if any.

  5.11 From and after the Effective Date, OECI agrees to indemnify and hold harmless BIOLASE and its officers, directors, and agents from and against any damages, liabilities, assessments, losses, costs, and expenses (including but not limited to reasonable attorneys' fees and other expenses incurred in litigation or otherwise) (collectively "Losses") suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, or judgments, assessed, incurred, or sustained by or against BIOLASE or any of its officers, directors, or agents, arising out of, resulting from, or related to the transaction between OECI and BIOLASE under this Agreement, including but not limited to the following:

        i. the failure of any representation or warranty made by OECI in this Agreement to be

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            true and correct in all material respects as of the EFFECTIVE DATE
            (but not for Losses in excess of the value of the Shares on the date hereof); and

       ii. the breach by or nonperformance of OECI of its obligations under this Agreement.

   5.12 Other than as set forth herein, OECI makes no representations or warranties of any kind, express or implied, under this Agreement with regard to the TECHNOLOGY or to the merchantability, fitness, or fitness for a particular purpose of any products produced pursuant to the rights and license granted herein. OECI shall have no responsibility under this Agreement for any loss of profits, or punitive, consequential, or indirect damages.

6. REPRESENTATIONS AND INDEMNITIES BY BIOLASE; INSURANCE

   6.1. BIOLASE has the corporate power to enter into this Agreement and all agreements contemplated hereunder, and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the performance of BIOLASE's obligations hereunder have been duly authorized by the directors of BIOLASE, and no other corporate proceedings on the part of BIOLASE are necessary to authorize such execution, delivery, and performance.

   6.2. This Agreement has been duly executed by BIOLASE and constitutes a valid and legally binding obligation of BIOLASE, enforceable against BIOLASE in accordance with the terms hereof.

   6.3. From and after the Effective Date, BIOLASE agrees to indemnify and hold harmless OECI and its officers, directors, and agents from and against any damages, liabilities, assessments, losses, costs, and expenses (including but not limited to reasonable attorneys' fees and other expenses incurred in litigation or otherwise) (collectively "Losses") suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, or judgments, assessed, incurred, or sustained by or against OECI or any of its officers, directors, or agents, arising out of, resulting from, or related to the transaction between OECI and BIOLASE under this Agreement, including but not limited to the following:
           i. the failure of any representation or warranty made by BIOLASE in this Agreement to be true and correct in all material respects as of the EFFECTIVE DATE;
           ii. the breach by or nonperformance of BIOLASE of its obligations under this Agreement;
           iii. claims of a third party that any product made, used, sold, or offered for sale pursuant to this Agreement or any sublicense hereunder (except for sublicenses by OECI pursuant to Section 3.2(d) hereof) infringes the rights or properties of such third party, except insofar as such product is limited solely to the TECHNOLOGY.

   6.4. OECI shall provide BIOLASE with written notice of all such claims, demands, suits, causes of action, proceedings, assessments, or judgments within thirty (30) days after OECI acquires knowledge thereof. In the event such notice is not given to BIOLASE, BIOLASE shall be relieved of its indemnity obligations under this Agreement if BIOLASE is materially prejudiced by such failure to give such notice.

   6.5. BIOLASE shall maintain at its own expense in full force and effect at all times during which PRODUCTS are being sold, with a responsible insurance carrier, at least a Three Million Dollar ($3,000,000) products liability insurance policy with respect to PRODUCTS. This insurance policy shall name OECI as co-insured.

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7. TERM OF AGREEMENT

   7.1. The term of the exclusive rights granted herein shall be for a period from the EFFECTIVE DATE of this Agreement through the expiration of the last of the patents covering the TECHNOLOGY. Notwithstanding the preceding sentence, the term of the rights granted in the KNOW-HOW shall be in perpetuity.

   7.2. Upon termination of the license granted herein prior to the expiration of the term hereof for any reason, BIOLASE shall not thereafter make, use, sell, distribute, or offer for sale any products which include any of the features, designs, technical information, or know-how pertaining to the TECHNOLOGY.

8. BREACH OR DEFAULT

   8.1. In the event of a material breach of any provision of this Agreement, or default on any obligation imposed on either party by this Agreement, the non-breaching party shall give written notice of the breach to the other party within sixty (60) days of the non-breaching party learning of said breach or default. If the breach or default shall not have been remedied within thirty (30) days of written notice of the breach, or if such breach or default cannot be cured within thirty (30) days, or if the other party shall not have commenced a cure within such thirty (30) days and thereafter diligently prosecuted such cure to completion, the non-breaching party shall have the right to terminate this Agreement immediately by written notice.

   8.2. BIOLASE acknowledges that compliance with the provisions of this Agreement is necessary to protect the business and good will of OECI, and that any breach of this Agreement will result in irreparable and continuing damage to OECI, for which money damages will not provide adequate relief. Consequently, BIOLASE agrees that in the event BIOLASE breaches or threatens to breach a material provision of this Agreement, OECI shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to OECI under law or in equity:

          i.  Specific Performance.  The right and remedy to have this Agreement
              --------------------
              specifically enforced against BIOLASE by any court of competent jurisdiction, it being agreed that any breach or threatened breach of a material provision of this Agreement would cause irreparable injury to OECI and that money damages would not provide an adequate remedy to OECI.

          ii. Accounting. The right and remedy to require BIOLASE to account for
              ----------
              and pay over to OECI all profits, moneys, accruals, increments, or other benefits derived or received by BIOLASE as a result of any transactions constituting a material breach of the provisions of this Agreement.

   8.3. OECI acknowledges that compliance with the provisions of this Agreement is necessary to protect the business and good will of BIOLASE, and that any breach of this Agreement will result in irreparable and continuing damage to BIOLASE, for which money damages will not provide adequate relief. Consequently, OECI agrees that in the event OECI breaches or threatens to breach a material provision of this Agreement, BIOLASE shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to BIOLASE under law or in equity:

          i.  Specific Performance.  The right and remedy to have this Agreement
              --------------------
              specifically enforced against OECI by any court of competent jurisdiction, it being agreed that any breach or threatened breach of a material provision of this Agreement would cause

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              irreparable injury to BIOLASE and that money damages would not provide an adequate remedy to BIOLASE.

  8.4. BIOLASE and OECI each acknowledges that it has had the assistance of legal counsel in the review and execution of this Agreement.

  8.5. Waiver by either OECI or BIOLASE of any right, or failure to perform or breach by the other, shall not be deemed to be a waiver of any other right or obligation provided herein, whether of a similar nature or otherwise.

9. CONFIDENTIALITY OF INFORMATION

  9.1. It is recognized by the parties that in carrying out this Agreement, knowledge and experience furnished by one party to the other will contain and incorporate confidential and proprietary information. Each party agrees that it shall maintain as confidential all such information, which is not publicly known or is acquired in a manner that would not constitute a breach of this Agreement, for the term of this Agreement. Upon termination of this Agreement prior to the term hereof, the receiving party agrees that it will make no further use of the confidential information of the disclosing party; and the receiving party agrees upon such termination to immediately deliver to the disclosing party such information as it shall possess in tangible or written form, including all copies thereof.

10. ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS

 10.1. BIOLASE, as exclusive licensee in the FIELD OF USE, shall have the right to seek legal remedies for infringement of the patent rights in the FIELD OF USE, if any, covering the TECHNOLOGY by filing and prosecuting actions for infringement. Unless to remedy a breach by OECI of its representations and warranties in this Agreement, any legal action undertaken by BIOLASE to enforce the licensed patent rights shall be at BIOLASE's sole cost and expense. Any recovery of damages, costs of the action, attorney fees, and all other financial damages recovered in an action for infringement of the patent rights shall belong to BIOLASE. If BIOLASE determines to settle any such infringement action, BIOLASE shall first gain approval from OECI, which shall not be unreasonably withheld. OECI hereby agrees to be named as a plaintiff in any infringement action that BIOLASE deems it necessary to prosecute, provided BIOLASE pays all of OECI's costs and expenses incurred in connection therewith and fully indemnifies OECI against all losses arising out of, relating to or connected with, any such action. BIOLASE shall give notice to OECI before filing any infringement lawsuit.

 10.2. Nothing in this Agreement, including the provision in the previous paragraph granting BIOLASE the right to sue and recover damages for infringement of the patent rights, if any, covering the TECHNOLOGY, shall be construed to require BIOLASE to sue any infringer or all infringers. BIOLASE may exercise its business discretion to determine the necessity or practicality of enforcing the patent rights at all times during the term of this Agreement. Nothing in this Agreement shall be construed to prevent OECI from suing an infringer of any of the patents and retaining all damages recovered by OECI. OECI shall give notice to BIOLASE before filing an infringement lawsuit on any patent covering the TECHNOLOGY.

11. OBLIGATIONS TO BENEFIT OECI and BIOLASE

 11.1. The obligations of BIOLASE under this Agreement shall be for the benefit of the successors and assigns of OECI.

 11.2. The obligations of LSTI under this Agreement shall be for the benefit of the successors and assigns of BIOLASE.

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12.  NOTICES

     12.1. All notices provided for in this Agreement shall be in writing and shall be considered delivered when they are delivered, in hand or by mail, certified return receipt or registered with postage prepaid, or by facsimile transmission and received by the respective parties at their addresses set forth above.

13.  CONFIDENTIALITY OF AGREEMENT

     13.1. The parties agree that the terms of this Agreement shall remain confidential, and that neither party shall publicize or disclose the terms of this Agreement to any other party, as except as may by specifically required by law.

14.  IMPOSSIBILITY OF PERFORMANCE

     14.1. In the event that the performance by any party hereto of its obligations hereunder shall be interrupted or delayed by any occurrence not occasioned by the conduct of either party hereto, whether such occurrence be an act of God or the common enemy or the result of war, riot, civil commotion or sovereign conduct, then the party whose performance is so delayed or interrupted shall be excused from such performance for such period of time as is reasonably necessary after the occurrence to remedy the effects thereof.

15.  ENFORCEMENT OF AGREEMENT AND APPLICABLE LAW

     15.1 The parties submit exclusively to the jurisdiction of the state and federal courts located in the Commonwealth of Pennsylvania for the purpose of deciding all questions, disputes, or causes, including questions of breach of any material provision of this Agreement or default of any material obligation imposed on either party by this Agreement, whether the relief sought is injunctive relief or otherwise, which may arise under this Agreement. In the event BIOLASE or its successors or assigns is not qualified to do business in Pennsylvania, the Secretary of the Commonwealth of the Commonwealth of Pennsylvania is hereby designated as the agent of BIOLASE, its successors, and assigns, to accept service of process for any actions commenced under or to enforce this Agreement, provided that a copy of any such process shall be delivered to BIOLASE, its successors, or assigns, in accordance with the notice provisions of this Agreement.

     15.2. This Agreement shall be construed and enforced according to the law of the Commonwealth of Pennsylvania.

16.  MISCELLANEOUS PROVISIONS

     16.1. This instrument contains the entire agreement between the parties respecting the subject matter herein described, and supersedes all prior agreements, written or oral, concerning the same subject matter. Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms. Any agreement, representation, promise or condition in connection with the subject matter of this Agreement that is not incorporated expressly herein shall not be binding on either party.

     16.2. All modifications to this Agreement are to be in writing and signed by both parties. No modification of this Agreement nor modification or waiver any of its provisions shall be binding upon either party unless it is made in a writing signed by both parties for incorporation into this Agreement.

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     16.3. Nothing in this Agreement shall be deemed to create an agency, joint venture, or partnership relation between OECI and BIOLASE.

     16.4. Both parties hereby expressly agree that it is the intention of neither party to violate any public policy, or any statutory or common laws. If any provision of this Agreement is construed to be unenforceable, illegal, or invalid, such provision shall be inoperative and the enforceability, legality, or validity of the other provisions of the Agreement shall not be affected thereby.

     16.5. This Agreement has been entered into after negotiation and review of its terms and conditions by parties under no compulsion to execute and deliver a disadvantageous agreement. This Agreement incorporates provisions, comments and suggestions proposed by both parties. No ambiguity or omission in this Agreement shall be construed or resolved against any party on the ground that this Agreement or any of its provisions was drafted or proposed by that party.

           IN WITNESS HEREOF, the parties have caused three copies of this Agreement to be signed and sealed as originals as of the last date indicated below, by their officers duly authorized to execute instruments on behalf of BIOLASE and OECI, respectively.

BIOLASE, INC.
                              BY  /s/ Donald LaPoint
                                 --------------------
                                 Donald LaPoint
                                 President & CEO

O'Donnell Eye Centers, Inc

                              BY /s/ Francis O'Donnell, Jr., M.D.
                                 ---------------------------------
                                 Francis O'Donnell, Jr., M.D.
                                 President


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